PLEASE CAST YOUR VOTE TODAY

Important Notice Regarding Your Investment in the First Investors All-Cap Growth Fund

Dear Shareholder:

Recently, we distributed proxy materials regarding a special meeting being held for your Fund.  The meeting is scheduled for April 26, 2007.  Our records indicate that we have not received your voting instructions.  Your vote is important no matter how many shares you own.  Another copy of your ballot(s) has been enclosed with this letter for your convenience.  We urge you to vote promptly so that your Fund can avoid the costs of additional solicitation.

After careful review and consideration, the Trustees of the Fund have approved the proposal and have concluded that it is in the best interests of the Fund.  Accordingly, they unanimously recommend that you vote “FOR” the proposal.  There are three easy ways to cast your vote.

1.	Vote by Phone. Call the toll-free number found on the enclosed proxy card. You will need information from your proxy card to vote.
2.	Vote Through the Internet. Log on to www.myproxyonline.com and follow the instructions on the website. You will need information from your proxy card to vote.

3.	Vote by Mail. Sign and date the enclosed proxy card, fold it in half and mail it in the postage-paid envelope provided.

EVERY VOTE COUNTS. PLEASE VOTE TODAY. Call 1-800-591-6313 with questions.